 Emmaus Life Sciences, Inc. 10-Q

THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SA TIS FACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.

Date of Issuance:	Void after:

July 11, 2012	July 10, 2015

EMMAUS LIFE SCIENCES, INC.

Warrant to Purchase Shares of
Common Stock

          FOR VALUE RECEIVED, Yung Min Suh (“Holder”), is entitled to purchase, subject to the provisions of this Warrant (“Warrant”), from Emmaus Life Sciences, Inc., a Delaware corporation (“Company”), at any time not later than 5:00 P.M., Pacific Time on July 10, 2015 (the “Expiration Date”), 13,750 shares (the “Warrant Shares”) of the Company’s Common Stock, par value $0.001 per share (“Common Stock”) at a price per share equal to the Exercise Price, as defined below. The number of Warrant Shares purchasable upon exercise of this Warrant shall be subject to adjustment from time to time as described herein.

          1.          Exercise Price. The per share exercise price for the Warrant Shares issuable pursuant to this Warrant (the “Exercise Price”) shall be equal to 75% of the per-share Fair Market Value of the Common Stock on the date of the Holder’s delivery of the Notice of Exercise to the Company pursuant to Section 2(a) below. For purposes of this Warrant, the Fair Market Value of a share of Common Stock as of a particular date means:

                       (a)          The closing price or closing bid price, as applicable, of the Common Stock of the Company on the date immediately prior to the applicable date of valuation if the Common Stock is listed on a securities exchange or quoted over-the-counter; or

                       (b)          If the Common Stock is not listed on a securities exchange or quoted over-the-counter, the price per share that the Company could obtain from a willing buyer for shares of Common Stock sold by the Company from authorized but unissued Common Stock, as such price is determined in good faith by the Company’ s Board of Directors.

          2.          Method of Exercise.

                       (a)          Subject to compliance with the terms and conditions of this Warrant and applicable securities laws, this Warrant may be exercised, in whole or in part at any time or from time to time, on or before the Expiration Date by the delivery (including, without limitation, delivery by facsimile) of the form of Notice of Exercise attached hereto as Exhibit A (the

“Notice of Exercise”), duly executed by the Holder, at the principal office of the Company, and as soon as practicable after such date, surrendering:

                                      (i)           this Warrant at the principal office of the Company, and

                                      (ii)         payment, (i) in cash (by check) or by wire transfer, (ii) by cancellation by the Holder of indebtedness of the Company to the Holder; or (iii) by a combination of (i) and (ii), of an amount equal to the product obtained by multiplying the number of shares of Common Stock being purchased upon such exercise by the then effective Exercise Price (the “Exercise Amount”):

                       (b)          Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant is surrendered to the Company as provided above. The person or persons entitled to receive the Warrant Shares issuable upon exercise of this Warrant shall be treated for all purposes as the holder of record of such Warrant Shares as of the close of business on the date the Holder is deemed to have exercised this Warrant.

                     (c)          As soon as practicable after the exercise of this Warrant in whole or in part, the Company at its expense will cause to be issued in the name of, and delivered to, the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

                                      (i)           a certificate or certificates for the number of Warrant Shares to which such Holder shall be entitled, and

                                      (ii)         in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Shares equal to the number of such Warrant Shares described in this Warrant minus the number of such Warrant Shares purchased by the Holder upon all exercises made in accordance with this Section 2.

          3.          Representations and Warranties of the Company.

  In connection with the transactions provided for herein, the Company hereby represents and warrants to the Holder that:

                       (a)          Organization, Good Standing, and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

                       (b)          Authorization. Except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights, all corporate action has been taken on the part ofthe Company, its officers and directors necessary for the authorization, execution and delivery of this Warrant. The Company has taken all corporate action required to make all the obligations of the Company reflected in the provisions of this Warrant the valid and enforceable obligations they purport to be. The issuance of this Warrant will not be subject to preemptive rights of any stockholders of the Company.

The Company has authorized sufficient shares of Common Stock to allow for the exercise of this Warrant.

          4.          Representations and Warranties of the Holder. In connection with the transactions provided for herein, the Holder hereby represents and warrants to the Company that:

                       (a)          Authorization. Holder represents that it has full power and authority to enter into this Warrant. This Warrant constitutes the Holder’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

                       (b)          Purchase Entirely for Own Account. The Holder acknowledges that this Warrant is entered into by the Holder in reliance upon such Holder’s representation to the Company that the Wanant and the Warrant Shares (collectively, the “Securities”) will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in or otherwise distributing the same. By acknowledging this Warrant, the Holder further represents that the Holder does not have any contract, undertaking, agreement, or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

                       (c)          Disclosure of Information. The Holder acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. The Holder further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

                       (d)          Investment Experience. The Holder is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, the Holder also represents it has not been organized solely for the purpose of acquiring the Securities.

                       (e)          Accredited Investor. The Holder is an “accredited investor” within the meaning of Rule 501 of Regulation D, as presently in effect, as promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”).

                       (f)          Restricted Securities. The Holder understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be reso ld without registration under the Act, only in certain limited circumstances. In this connection, Holder represents that it is familiar with Rule 144, as presently in effect, as promulgated by the SEC under the Act (“Rule 144”), and understands the resale limitations imposed thereby and by the Act.

                       (g)          Further Limitations on Disposition. The Holder, by acceptance hereof, agrees that, absent an effective registratio n statement filed with the SEC under the Act covering the disposition or sale of this Warrant or the Warrant Shares issued or issuable upon exercise hereof, as the case may be, and registration or qualification under applicable state securities laws, such Holder will not sell, transfer, pledge, or hypothecate any or all of this Warrant or such Warrant Shares, as the case may be, unless either (i) the Company has received an opinion of counsel, in form and substance reasonably satisfactory to the Company, to the effect that such registration is not required in connection with such disposition or (ii) the sale of such Securities is made pursuant to SEC Rule 144.

                       (h)          Legends. It is understood that the Securities may bear the following or a similar legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.”

          5.          Valid Issuance; Taxes. All Warrant Shares issued upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof. The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for Warrant Shares in any name other than that of the Holder of this Warrant, and in such case the Company shall not be required to issue or deliver any stock certificate or security until such tax or other charge has been paid, or it has been established to the Company’s reasonable satisfaction that no tax or other charge is due.

          6.          Adjustment of Number and Kind of Warrant Shares. The number and kind of Warrant Shares purchasable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

                       (a)          Subdivisions, Combinations and Other Issuances. If the Company shall at any time after the issuance but prior to the expiration of this Warrant subdivide its Common Stock, by split-up or otherwise, or combine its Common Stock, or issue addition al shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Warrant Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend, or proportionately decreased in the case of a combination. Any adjustment under this Section 6(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

                       (b)          Reclassification, Reorganization and Consolidation. In case of any reclassification, capital reorganization or change in the capital stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 6(a) above), then, as a condition of such reclassification, reorganization or change, lawful provision shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities or property receivable in connection with such reclassification, reorganization or change by a holder of the same number and type of securities as were purchasable as Warrant Shares by the Holder immediately prior to such reclassification, reorganization or change. In any such case appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any shares of stock or other securities or property deliverable upon exercise hereof.

                       (c)          Notice of Adjustment. When any adjustment is required to be made in the number or kind of Warrant Shares purchasable upon exercise of the Warrant, the Company shall promptly notify the Holder of such event and of the number of Warrant Shares or other securities or property thereafter purchasable upon exercise of this Warrant.

          7.          No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

          8.          No Stockholder Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a stockholder with respect to the Warrant Shares, including (without limitation) the right to vote such Warrant Shares, receive dividends or other distributions thereon, exercise preemptive rights or be notified of stockholder meetings, and, except as otherwise provided in this Warrant, such Holder shall not be entitled to any stockholder notice or other communication concerning the business or affairs of the Company.

          9.          Restrictions on Transfer. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Act, or an exemption from such registration. Subject to such restrictions, the Company shall transfer this Warrant from time to time upon the books to be maintained by the Company for that purpose, upon surrender hereof for transfer, properly endorsed or accompanied by appropriate instructions for transfer and such other documents as may be reasonably required by the Company, including, if required by the Company, an opinion of its counsel to the effect that such transfer is exempt from the registration requirements of the Act, to establish that such transfer is being made in accordance with the terms hereof, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

          10.          Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Warrant shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents, made and to be performed entirely within the State of New York. Any dispute which may arise between the parties in connection with this Note or for the breach hereof which cannot be settled amicably shall be settled by final and binding arbitration in Hong Kong administered in accordance with the Rules of Arbitration of the Hong Kong International Arbitration Centre Administered Arbitration Rules then in effect (the “HKIAC Rules”). The arbitration shall be conducted in the English by three arbitrators. Each party shall nominate one arbitrator within 15 days after such dispute is submitted to arbitration. The third arbitrator shall be chosen by the two arbitrators nominated by the parties. If the two arbitrators cannot agree on the nomination of the third arbitrator, then such arbitrator shall be appointed in accordance with the HKIAC Rules. The costs of the arbitration, and which party will bear all or part of the costs and expenses (including reasonable attorneys’ fees and expenses) shall be decided by the arbitrators. The award of the arbitrators shall be final and binding. The award of the arbitrators shall be enforceable by, and judgment on the award may be entered by, any court having jurisdiction of the party against which the award has been rendered or where assets of such party can be located.

          11.          Successors and Assigns. The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the holders hereof and their respective successors and assigns.

          12.          Titles and Subtitles. The titles and subtitles used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant.

          13.          Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing and shall be deemed effectively given as hereinafter described (a) if given by personal delivery, then such notice shall be deemed given upon such delivery, (b) if given by telex or facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (c) if given by mail, then such notice shall be deemed given upon the earlier of (i) receipt of such notice by the recipient or (ii) three days after such notice is deposited in first class mail, postage prepaid, and (d) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier. All notices shall be addressed as follows: if to the Holder, at its address as set forth in the Company’s books and records and, if to the Company, at the address as follows, or at such other address as the Holder or the Company may designate by ten days’ advance written notice to the other:

If to the Company:
Emmaus Life Sciences, Inc.
20725 South Western Avenue, Suite 136
Torrance, CA 90501
Attn: Peter Ludlum, Chief Financial Officer
Fax: (310) 214-0075

With a copy to:
K&L Gates
10100 Santa Monica Boulevard Seventh Floor
Los Angeles, CA 90067
Attn: Katherine J. Blair
Fax: (310) 552-5001

          14.          Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

          15.          Entire Agreement; Amendments and Waivers. This Warrant and any other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Nonetheless, any term of this Warrant may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder; or if this Warrant has been assigned in part, by the holders or rights to purchase a majority of the shares originally issuable pursuant to this Warrant.

          16.          Severability. If any provision of this Warrant is held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

          IN WITNESS WHEREOF, the parties have executed this Warrant as of the date above written.

EMMAUS LIFE SCIENCES, INC.

By:
Name: Yutaka Niihara, M.D., M.P.H.
Title: President and Chief Executive Officer

YUNG MIN SUH

EXHIBIT A

Notice of Exercise

EMMAUS LIFE SCIENCES, INC.

Attention: Chief Financial Officer

          The undersigned hereby elects to purchase, pursuant to the provisions of the Warrant, as follows:

________shares of Common Stock pursuant to the terms of the attached Warrant at $________ per share (the applicable Exercise Price as of the date of this Notice of Exercise) , and tenders herewith payment in cash of the Exercise Price of such WatTant Shares in full, together with all applicable transfer taxes, if any.

          The undersigned hereby represents and warrants that Representations and Warranties in Section 4 of the Warrant are true and correct as of the date hereof.

HOLDER:

Date:	By:
Name:
Address:

Name in which shares should be registered: